Exhibit 99.1

Health Systems Solutions, Inc. Announces
Appointment of New Chief Executive Officer

TAMPA, Florida, August 2, 2007 — Health Systems Solutions, Inc. (OTCBB: HSSO) today announced that its Board of Directors has appointed Stanley Vashovsky as its new chief executive officer and chairman. Mr. Vashovsky will replace Mike Milvain, who has been with Health Systems Solutions, Inc. (HSS) and its predecessor companies for 14 years, effective September 1, 2007. Mr. Milvain had previously announced his retirement in June.

Mr. Vashovsky founded Medcare Corporation, a medical instrument business, in 1991 and Medcare Software Company, a provider of healthcare maintenance management software, in 1992. In 2001, Philips Electronics North America Corporation (“Philips”) acquired both companies and Mr. Vashovsky remained as President of the newly formed Philips Medcare. From January 1, 2003 through June 2007, Mr. Vashovsky served as a Vice President supporting Philips medical systems group with focused products and services.

“I'm honored that the HSS Board of Directors appointed me to guide the company to a leadership position in the non-acute care market. I am also pleased and extremely encouraged by the full financial commitment extended by the Stanford Group, our major shareholder, to get the job done,” Mr. Vashovsky said. “My mission as Chairman and CEO is to spearhead aggressive business strategies that will not only substantially increase shareholder and customer value, but gain industry recognition as a leader in the non-acute health care market that has raised the bar with innovative products and superior customer service.”

About Health Systems Solutions, Inc.

HSS, through its wholly owned subsidiaries, designs, develops, markets, sells and supports both licensed and web-based, management information and business intelligence information technology systems and related services. These products are designed to assist home health care companies more effectively manage the daily clinical, operational and financial aspects of their business and to compete effectively in the Medicare, Medicaid, private pay and managed care environments. HSS offers several comprehensive software solutions including HSS Advantage, HSS Analyzer, HSS VividNet and HSS VividCare.

Forward-Looking Statement

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934 that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although we believe that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, we can give no assurance that such expectations and assumptions will prove to have been correct. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including without limitation, our success in integrating the operations of any newly-acquired businesses, and associated reduction in costs, continued and increased demand for our products and services, general economic conditions, successful implementation of our business strategy and competition, any of which may cause actual results to differ materially from those described in the statements. In addition, other factors that could cause actual results to differ materially are discussed in Health System Solution Inc.'s periodic filings with the Securities and Exchange Commission. We undertake no obligation and do not intend to update, revise or otherwise publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of any unanticipated events. Although we believe that our expectations are based on reasonable assumptions, we can give no assurance that our expectations will materialize. Many factors could cause actual results to differ materially from our forward-looking statements.

For more information on HSS:
Virginia Tomic, VP of Product Management and Marketing, 813-282-3303, Virginia.Tomic@HSSonline.net

For more information, investors only:
Howard Gostfrand, American Capital Ventures, Inc., (305) 918-7000, hg@amcapventures.com